Exhibit 99(i)

news release	Great Lakes Chemical Corporation 9025 North River Road, Suite 400 Indianapolis, IN 46240 USA

Telephone: (1) 317 715 3000 Facsimile: (1) 317 715 3060 www.greatlakes.com

FOR IMMEDIATE RELEASE (Issued January 28, 2004)

GREAT LAKES ANNOUNCES FOURTH QUARTER 2003 RESULTS

INDIANAPOLIS, INDIANA - Great Lakes Chemical Corporation (NYSE:GLK) today announced fourth quarter 2003 net sales from continuing operations of $340.4 million, a 4% increase, compared to $327.4 million reported in the corresponding period in 2002. Excluding the positive effects of acquisitions and foreign currency translation, net sales decreased 5% during fourth quarter 2003.

Great Lakes reported a loss from continuing operations of $(34.7) million, or $(.69) per share, for the fourth quarter 2003, compared to income of $6.5 million, or $.13 per share, for the fourth quarter of 2002. In fourth quarter 2003, the Company recognized after-tax restructuring charges and certain other significant items totaling $35.1 million, or $.70 per share after tax. The charges relate primarily to a restructuring plan, announced in October, which includes a series of manufacturing consolidations, cost reductions, and other steps. The asset impairments, restructuring charges, and certain other significant items are described in greater detail in the notes to the accompanying consolidated statements of operations.

Adjusted income (loss) from continuing operations, which excludes asset impairments, restructuring charges, and certain other significant items in both periods, amounted to $0.4 million, or $.01 per share, for fourth quarter 2003, compared to $8.4 million, or $.17 per share, for the corresponding period in 2002.

The loss from discontinued operations amounted to $(6.7) million, or $(.13) per share, in the fourth quarter of 2003. Including discontinued operations, Great Lakes reported a net loss for fourth quarter 2003 of $(41.4) million, or $(.82) per share, compared to $7.6 million, or $.15 per share, for the same period in 2002.

“The good news this quarter was the sequential improvement in operating performance for our flame retardants and polymer stabilizers businesses,” said Mark Bulriss, Great Lakes chairman, president, and chief executive officer. “Our fourth quarter results reflect some evidence of an upturn in demand in key end markets such as electronics and by certain customers such as polyolefin producers. The improvement in our Polymer Additives business would have been even greater were it not for production problems in our bromine operations during the quarter, some of which have continued through January.”

Bulriss concluded, “Despite a tough economic environment for most of the year, 2003 was a year of action for Great Lakes. We restructured our operations to meet current and future challenges, created critical strategic alliances, continued the growth of new products, and expanded the reach of our consumer products portfolio. These actions helped us emerge from a difficult year with significant optimism for the company’s long-term future.”

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Business Unit Performance - Continuing Operations (Adjusted for Asset Impairments, Restructuring Charges, and Certain Other Significant Items)

Fourth quarter 2003 net sales for the Specialty Products business unit totaled $119.6 million, 20% higher than the corresponding period in 2002. Acquisitions, which have expanded the consumer products portfolio of this business, and stronger foreign currencies against the U.S. dollar drove the increase. Fourth quarter 2003 operating income declined $2.2 million versus the fourth quarter of 2002 as higher sales and marketing costs, necessary to accelerate new product launches and market channel expansion opportunities; lower selling prices; and higher raw material costs more than offset the benefit of the acquisitions. In addition, finished goods associated with the consumer products acquisitions were acquired at fair value which exceeded normal manufacturing costs. Operating income was reduced by $0.5 million related to a purchase accounting adjustment for these costs.

Polymer Additives reported fourth quarter 2003 net sales of $193.7 million, comparable to sales in the fourth quarter of 2002. The strengthening of foreign currencies offset lower volumes in the flame retardants and bromine intermediates businesses. Operating income in the quarter declined $6.3 million due to increased raw material and energy costs and the lower sales volumes as compared to fourth quarter 2002. On a sequential performance basis, net sales increased 5% and operating income increased $11.4 million compared to third quarter 2003, reflecting stronger sales volumes, improved manufacturing efficiencies, and lower raw material costs.

Net sales in fourth quarter 2003 for the Performance Chemicals business unit decreased to $27.1 million from $33.1 million in 2002, largely due to lower selling prices and reduced volumes in the fluorine business. Operating income in the fourth quarter amounted to $5.0 million, a decline from $7.5 million in fourth quarter 2002, largely reflecting the lower sales level. On a sequential quarter basis, net sales and operating income improved slightly.

Full Year 2003 Results

For the full year 2003, the Company reported net sales from continuing operations of $1,466.4 million, a 5% increase, compared to $1,401.5 million reported for 2002. Income (loss) from continuing operations, before the cumulative effect of an accounting change for 2003, amounted to $(32.8) million, or $(.65) per share, versus $47.4 million, or $.94 per share, in 2002. Adjusted income from continuing operations for 2003 amounted to $16.0 million, or $.32 per share, compared to $49.8 million, or $.99 per share, in 2002. Including the results of discontinued operations and the cumulative effect adjustment, Great Lakes reported a net loss for 2003 of $(50.3) million, or $(1.00) per share, compared to net income of $125.0 million, or $2.48 per share, for 2002.

Investor Conference Call

Great Lakes will host a conference call to discuss the Company’s fourth quarter 2003 earnings on January 29, 2004, at 11:00 a.m. ET / 10:00 CT / 9:00 a.m. MT / 8:00 a.m. PT. The conference call will also be simultaneously web cast from the Financial Events page of the Great Lakes web site (www.greatlakes.com).

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Forward Looking Statement and non-GAAP Financial Measurement

This press release contains forward-looking statements involving risks and uncertainties that affect the company’s expectations as discussed in Great Lakes Chemical Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, there is no assurance the company’s expectations will be realized.

This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted operating income (loss) and adjusted income (loss) from continuing operations. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

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Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppression, and performance chemicals. The stock of the company is traded on the New York Stock Exchange (NYSE:GLK). For more information, please visit the Great Lakes web site at www.greatlakes.com.

Analyst contact: Jeff Potrzebowski +1 317 715 3027 / investorinfo@glcc.com

Media contact: Wendy Chance +1 317 715 3027 / wchance@glcc.com

Great Lakes Chemical Corporation and Subsidiaries Consolidated Statements of Operations (millions, except per share data) (unaudited)

	Three Months Ended December 31			Three Months Ended December 31

	2003		2003	2002		2002
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales	$ 340.4	$ -	$ 340.4	$ 327.4	$ -	$ 327.4

Operating Expenses
Costs of products sold	287.8	(18.0)	269.8	252.7	-	252.7
Selling, general and administrative expenses	67.3	(7.6)	59.7	51.7	-	51.7
Asset impairments	25.3	(25.3)	-	2.8	(2.8)	-

Total Operating Expenses	380.4	(50.9)	329.5	307.2	(2.8)	304.4

Operating Income (Loss)	(40.0)	50.9	10.9	20.2	2.8	23.0

Interest Income (Expense) - Net	(6.0)	-	(6.0)	(5.8)	-	(5.8)
Other Income (Expense) - Net	(4.3)	-	(4.3)	(5.0)	-	(5.0)

Income (Loss) from Continuing Operations
before Income Taxes	(50.3)	50.9	0.6	9.4	2.8	12.2

Income Taxes (Credits)	(15.6)	15.8	0.2	2.9	0.9	3.8

Income (Loss) from Continuing Operations	$ (34.7)	$ 35.1	$ 0.4	$ 6.5	$ 1.9	$ 8.4

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes of $4.7 and $0.5,
respectively	$ (6.7)		$ (6.7)	$ 1.1		$ 1.1

Net Income (Loss)	$ (41.4)		$ (6.3)	$ 7.6		$ 9.5

Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) from Continuing Operations	$ (0.69)		$ 0.01	$ 0.13		$ 0.17
Income (Loss) from Discontinued Operations	(0.13)		(0.13)	0.02		0.02

Net Income (Loss)	$ (0.82)		$ (0.12)	$ 0.15		$ 0.19

Average Shares Outstanding:
Basic	50.6		50.6	50.2		50.2
Diluted	50.6		50.6	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Three Months Ended December 31			Three Months Ended December 31

	2003		2003	2002		2002
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 193.7	$ -	$ 193.7	$ 194.7	$ -	$ 194.7
Specialty Products	119.6	-	119.6	99.6	-	99.6
Performance Chemicals	27.1	-	27.1	33.1	-	33.1
Corporate and Other	-	-	-	-	-	-

Net Sales	$ 340.4	$ -	$ 340.4	$ 327.4	$ -	$ 327.4

Operating Income (Loss):
Polymer Additives	$ (35.1)	$ 42.3	$ 7.2	$ 9.7	$ 3.8	$ 13.5
Specialty Products	4.6	2.2	6.8	10.0	(1.0)	9.0
Performance Chemicals	4.9	0.1	5.0	7.5	-	7.5
Corporate and Other	(14.4)	6.3	(8.1)	(7.0)	-	(7.0)

Operating Income (Loss):	$ (40.0)	$ 50.9	$ 10.9	$ 20.2	$ 2.8	$ 23.0

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (loss) from Continuing Operations to provide Adjusted Income (loss) from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

	2003	2002
Asset impairments	$ 25.3	$ -
Restructuring charges	15.1	-
Change in useful life of enterprise software (Corporate)	5.2	-
Joint venture contract settlement costs (Polymer Additives)	2.6	-
Pricing settlement - purchase contract (Polymer Additives)	1.4	-
External consulting fees - restructuring-related (Corporate)	0.8	-
Contract cancellation costs (Specialty Products)	-	(1.0)
Adjustments to restructuring reserves for charges taken in prior years	(0.1)	3.8
Other	0.6	-

Charges excluded from operating income (loss)	50.9	2.8
Income taxes (credits)	(15.8)	(0.9)

Total charges	$ 35.1	$ 1.9

Great Lakes Chemical Corporation and Subsidiaries Consolidated Statements of Operations (millions, except per share data) (unaudited)

	Twelve Months			Twelve Months
	Ended December 31			Ended December 31

	2003		2003	2002		2002
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales	$ 1,466.4	$ -	$ 1,466.4	$ 1,401.5	$ -	$ 1,401.5

Operating Expenses
Costs of products sold	1,192.2	(28.6)	1,163.6	1,069.7	1.5	1,071.2
Selling, general and administrative expenses	255.8	(14.0)	241.8	214.6	0.4	215.0
Asset impairments	69.1	(69.1)	-	6.0	(6.0)	-

Total Operating Expenses	1,517.1	(111.7)	1,405.4	1,290.3	(4.1)	1,286.2

Operating Income (Loss)	(50.7)	111.7	61.0	111.2	4.1	115.3

Interest Income (Expense) - net	(25.8)	-	(25.8)	(27.6)	-	(27.6)
Other Income (Expense) - net	(10.9)	(1.1)	(12.0)	(14.9)	(0.6)	(15.5)

Income (Loss) from Continuing Operations
before Income Taxes and Cumulative
Effect ofAccounting Change	(87.4)	110.6	23.2	68.7	3.5	72.2

Income Taxes (Credits)	(54.6)	61.8	7.2	21.3	1.1	22.4

Income (Loss) from Continuing Operations before
Cumulative Effect of Accounting Change	$ (32.8)	$ 48.8	$ 16.0	$ 47.4	$ 2.4	$ 49.8

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes of $1.5 and $49.5,
respectively	$ (14.2)		$ (14.2)	$ 77.6		$ 77.6

Income (Loss) before Cumulative Effect of
Accounting Change	$ (47.0)		$ 1.8	$ 125.0		$ 127.4

Cumulative Effect of Accounting Change,
net of income taxes	(3.3)		(3.3)	-		-

Net Income (Loss)	$ (50.3)		$ (1.5)	$ 125.0		$ 127.4

Earnings (Loss) per Share - Basic and Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ (0.65)		$ 0.32	$ 0.94		$ 0.99
Discontinued Operations	(0.28)		(0.28)	1.54		1.54

	(0.93)		0.04	2.48		2.53
Cumulative Effect of Accounting Change	(0.07)		(0.07)	-		-

Net Income (Loss)	$ (1.00)		$ (0.03)	$ 2.48		$ 2.53

Average Shares Outstanding:
Basic	50.4		50.4	50.2		50.2
Diluted	50.4		50.4	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Twelve Months			Twelve Months
	Ended December 31			Ended December 31

	2003		2003	2002		2002
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 751.7	$ -	$ 751.7	$ 745.5	$ -	$ 745.5
Specialty Products	611.9	-	611.9	543.0	-	543.0
Performance Chemicals	102.8	-	102.8	114.9	-	114.9
Corporate and Other	-	-	-	(1.9)	-	(1.9)

Net Sales	$ 1,466.4	$ -	$ 1,466.4	$ 1,401.5	$ -	$ 1,401.5

Operating Income (Loss):
Polymer Additives	$ (88.1)	$ 94.0	$ 5.9	$ 37.0	$ 5.4	$ 42.4
Specialty Products	72.7	4.2	76.9	83.1	(1.0)	82.1
Performance Chemicals	13.8	1.7	15.5	26.6	-	26.6
Corporate and Other	(49.1)	11.8	(37.3)	(35.5)	(0.3)	(35.8)

Operating Income (Loss)	$ (50.7)	$ 111.7	$ 61.0	$ 111.2	$ 4.1	$ 115.3

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (loss) from Continuing Operations to provide Adjusted Income (loss) from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

	2003	2002
	$ 69.1	$ -
	28.7	-
Change in useful life of enterprise software (Corporate)	10.0	-
Litigation settlement (Performance Chemicals)	(3.1)	-
Joint venture contract settlement costs (Polymer Additives)	2.6
Pricing settlement - purchase contract (Polymer Additives)	1.4
Severance and lease costs (Specialty Products)	0.8	-
External consulting fees - restructuring related (Corporate)	0.8
Headquarter relocation (Specialty Products and Corporate)	0.5	-
Contract cancellation costs (Specialty Products)	-	(1.0)
Adjustments to restructuring reserves for charges taken in prior years	(0.1)	5.1
Other	1.0	-

Charges excluded from operating income (loss)	111.7	4.1

Litigation and other settlements	(1.1)	(2.7)
Impairments of non-productive assets	-	2.1

Total charges excluded from income (loss) from
continuing operations before income taxes	110.6	3.5

Income taxes (credits)	(34.3)	(1.1)
Income tax reserve release	(27.5)	-

Total charges	$ 48.8	$ 2.4

Great Lakes Chemical Corporation and Subsidiaries Consolidated Balance Sheets (millions)

	December 31	December 31,
	2003	2002

	(unaudited)

ASSETS

Cash and cash equivalents	$ 171.2	$ 259.1
Accounts and notes receivable	269.5	262.2
Inventories	259.8	252.2
Prepaid expenses	26.4	33.2
Deferred income taxes	4.1	6.4
Current assets held for sale from discontinued operations	29.6	44.2

Total current assets	760.6	857.3

Plant and equipment	1,294.0	1,325.8
Less allowances for depreciation, depletion and amortization	(723.9)	(704.2)

Net plant and equipment	570.1	621.6
Goodwill	205.7	143.6
Intangible assets	63.4	33.0
Investments in and advances to unconsolidated affiliates	22.5	27.2
Other assets	24.6	21.6
Deferred income taxes	45.9	3.5
Non-current assets held for sale from discontinued operations	-	20.1

	$ 1,692.8	$ 1,727.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$ 171.7	$ 165.9
Accrued expenses	130.9	117.0
Income taxes payable	71.9	108.3
Dividends payable	4.8	4.5
Notes payable and current portion of long-term debt	7.1	8.0
Current liabilities held for sale from discontinued operations	15.0	24.7

Total current liabilities	401.4	428.4

Long-term debt, less current portion	427.6	432.6
Other non-current liabilities	106.4	103.1
Non-current liabilities held for sale from discontinued operations	6.0	12.1
Minority interests	6.8	6.0

STOCKHOLDERS’ EQUITY

Common stock, $1 par value, authorized 200.0 shares, issued 73.0 shares	73.0	73.0
Additional paid-in capital	124.7	133.7
Retained earnings	1,614.0	1,682.7
Treasury stock, at cost, 22.4 and 22.8 shares for 2003 and 2002, respectively	(1,035.9)	(1,054.5)
Accumulated other comprehensive loss	(31.2)	(89.2)

Total stockholders’ equity	744.6	745.7

	1,692.8	1,727.9

Condensed Statements of Cash Flows (GAAP Basis) (millions) (unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2003	December 31, 2002

OPERATING ACTIVITIES
Net Income (Loss)	$ (50.3)	$ 125.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities - continuing operations:
Income (loss) from discontinued operations	14.2	(77.6)
Cumulative effect of accounting change	3.3	-
Asset impairments	69.1	5.1
Income tax reserve release	(27.5)	-
Depreciation and depletion	88.9	76.7
Amortization of intangibles	5.8	3.4
Deferred income taxes	(36.8)	(2.8)
Effect of working capital changes, excluding cash and cash equivalents	13.9	(3.8)
Other operating activities, net	2.0	26.3

Net Cash Provided by Operating Activities - Continuing Operations	82.6	152.3

INVESTING ACTIVITIES
Plant and equipment additions	(62.7)	(64.8)
Business combinations, net of cash acquired	(105.7)	(11.1)
Proceeds from sale of subsidiary stock - OSCA	-	221.2
Other investing activities, net	3.5	1.9

Net Cash (Used for) Provided by Investing Activities - Continuing Operations	(164.9)	147.2

FINANCING ACTIVITIES
Net repayments on borrowings	(4.2)	(81.6)
Cash dividends paid	(18.1)	(16.5)
Other financing activities, net	(1.8)	(3.8)

Net Cash Used for Financing Activities - Continuing Operations	(24.1)	(101.9)

Effect of Exchange Rate Changes on Cash and Cash Equivalents -
Continuing Operations	9.2	9.3

Net Cash (Used for) Provided by Continuing Operations	(97.2)	206.9
Net Cash Provided by (Used for) Discontinued Operations	9.3	(3.3)

(Decrease) Increase in Cash and Cash Equivalents	(87.9)	203.6
Cash and Cash Equivalents at Beginning of Year	259.1	55.5

Cash and Cash Equivalents at End of Period	$ 171.2	$ 259.1

Reconciliation of Free Cash Flow (1)	Nine Months Ended	Twelve Months Ended	Change During
	September 30, 2003	December 31, 2003	Fourth Quarter 2003

Net cash provided by operating activities
- continuing operations	$ 67.0	$ 82.6	$ 15.6
Plant and Equipment additions	(44.1)	(62.7)	(18.6)

Free Cash Flow - Continuing Operations	$ 22.9	$ 19.9	$ (3.0)

	Nine Months Ended	Twelve Months Ended	Change During
	September 30, 2002	December 31, 2002	Fourth Quarter 2002

Net cash provided by operating activities
- continuing operations	$ 76.0	$ 152.3	$ 76.3
Plant and Equipment additions	(47.9)	(64.8)	(16.9)

Free Cash Flow - Continuing Operations	$ 28.1	$ 87.5	$ 59.4

(1)	Defined as net cash (used for) provided by operating activities - continuing operations less plant and equipment additions